EMPLOYMENT AGREEMENT
1.This employment agreement (the "Agreement") is made and entered into effective as of 21/3/14 by and among Outbrain Israel Ltd., an Israeli company, company number 51-387130-1 of 6 Arie Regev St., Natanya (the "Company") and Asaf Porat (the "Employee").
Whereas    the Company wishes to employ the Employee and the Employee wishes to be so employed by the Company, subject to and as provided below in this Agreement; and
Whereas the parties wish to set out in writing the terms and conditions of the Employee's employment during the term of this Agreement;
Now, therefore, in consideration of the promises and mutual covenants and agreements contained herein, the parties agree as follows:
2.Starting from 21/3/14 (the "Commencement Date") the Company will employ the Employee in the position of an Analyst. The employment will be on a full time basis. The Employee will devote his best efforts and his full working time and attention to the performance of his duties on behalf of the Company. The Employee will report to the COO of the Company.
3.Unless the Employee has received the prior written consent of the COO of the Company, the Employee will not engage him in any other, whether paid or unpaid, job or position.
4.While employed by the Company, the Employee shall be subject to, and act under, the Company's policies and guidelines, as shall be in force from time to time, and shall further act to advance the interests of the Company.
5.The Employee represents and warrants to the Company that: (a) his employment with the Company and his activities on its behalf, will not violate any obligation or commitment that he has to any third party, including but not limited to, any confidentiality and/or non-competition agreements, and (b) he will not be side to any agreement that violates any obligation or commitment he has according to this Agreement.
6.In consideration for his work, the Employee will be entitled to a gross monthly salary (the "Salary") in the sum of 10,000 New Israeli Shekels ("Ten thousand NIS"), which will be paid not later than the 10th day of every month.
Should the Employee elect to use a company car, as he is entitled to pursuant to the provisions of Section 11 below, the sum of ___________________ (gross) NIS shall be deducted from the Salary.
Should the Employee elect not to use a Company car, he will entitled to expenses in accordance with the extension order on the employer's participations in the travel costs to work as updated from time to time.
7.The Employee acknowledges that in light of his position which requires a substantial amount of special personal care and loyalties and is performed in way that hours of work cannot be supervised, the Hours of Work and Rest Law, 1951 does not apply and he shall not be entitled to any overtime payment. The above was taken into consideration in setting the terms and conditions' relating to the employment of the Employee with the Company and the Employee has agreed to it.

Therefore if any court, tribunal or other authority will declare that the Hours of Work and Rest Law, 1951 applies and that the Employee is entitled to overtime payments, the Salary and all other benefits to which he is entitled under this Agreement will be adjusted to an amount of 70% of the original sum, retroactively as of the commencement of the employment with the Company. In that case, the Employee shall repay the Company any overpayments made by the Company as a result of the above reduction. Furthermore, the Company will be entitled to offset the above amounts from any payments the Employee will be entitled to receive from it.
8.The Employee will be entitled to annual vacation of 18 working days per year of employment (and pro rata for part of such year) (the "Annual Vacation"). The Annual Vacation shall be calculated and must be utilized by the Employee in accordance with applicable law.
The Employee will also be entitled to sick leave and recreation payments in accordance with applicable law.
9.The Company will recommend to Outbrain, Inc. ("Parent") a grant to the Employee of an option to two thousand and five hundred (2500) shares of Common Stock of Parent ("the Option"), with an exercise price to be determined by the Board of Parent upon the grant of the Option. The Option shall be subject to the terms and conditions of the Parent's option plan (including the Israeli Addendum thereto) and to other terms and conditions as shall be determined by Parent (including but without limitation vesting and termination upon certain events), and as a condition for the grant of the Option the Employee shall sign all documents required by the Company and/or by Parent, including but not limited to an option agreement.
For the avoidance of any doubts, the required taxes and other costs arising from the allocation of the Option and/or shares pursuant to the Option shall be borne by the Employee.
10.The Company shall maintain a "manager's insurance" policy as follows:
10.1The Company shall contribute to the above policy 8 1/3% of the Salary, on account of severance payment.
10.2The Company shall contribute to the above policy 5% of the Salary in respect of provident fund. The Employee shall contribute an additional 5% of the Salary for the above purpose and such contribution shall be deducted monthly from the Salary.
10.3The Company shall contribute to the above policy up to 2.5% of the Salary, in respect of loss of earning ability payment.
Upon the termination of his employment with the Company, all amounts accrued within the above policy will be released to the Employee. For the removal of doubt, all amounts accrued in respect of severance payment will be accredited towards such payment and be deducted therefrom. The above shall not apply and such amounts will not be released to the Employee in the event the Employee's employment with the Company is terminated under circumstances entitling an employer, under law, to terminate an employees' employment without severance payment or part thereof
It is hereby clarified that all taxes with respect to the contribution to the above Managers Insurance Policy in excess of the eligible ceiling under the income tax regulations, will be borne and payable by the Employee.

11.The Company shall maintain a vocational studies fund (In Hebrew in the Employee's name and contribute to the above fund 7.5% of the Salary, in accordance with the Income Tax Regulation and within the maximum limits under these Regulations. The Employee shall contribute an additional 2.5% of the Salary for the above purpose and such contribution shall be deducted monthly from the Salary.
It is hereby clarified that all taxes with respect to the contribution to the above benefits package in excess of the eligible ceiling under the income tax regulations, will be borne and payable the Employee.
12.The Employee shall be entitled to the use of a Company car according to all of the terms and conditions of the lease of such car by the Company.
The Employee is aware that leasing companies usually impose certain additional payments in connection with the early termination of a leasing period, and accordingly the Employee undertakes and agrees to pay any and all such additional payments, if and to the extent such will be imposed by the leasing company.
The Employee understands and agrees that the value of use of the Company car, as may be amended from time to time in accordance with income tax regulations or other mandatory requirements, shall not be considered part of the Salary for the purpose of computing fringe benefits, such as, but not limited to, manager's insurance and studies fund.
The Employee shall use the car in accordance with the Company's regulations relating to such use, and in the event that no regulations has provided to him, in a reasonable manner.
The Employee shall ensure that at all times the car is in the state and condition required by law and that a current test certificate is in force in respect to it.
The Employee shall at all times be the holder of a current driving license entitling him to drive the car in Israel and shall produce it to the Company on request.
For the avoidance of any doubts, all the required taxes arising from the use of the Company car shall be borne by the Employee, including but not limited to taxes on the value of use of the Company car.
13.The Employee has undertaken not to accept from any person and/or entity with whom or with which he has business relations in the framework of his work for the Company, including the Company's customers and suppliers, gifts or benefits of any kind whose value exceeds $50.
14.The prohibition on installing software on the Company's computers (including any computer used in connection with his employment with the Company), without receiving the advance approval of the Company's COO or a person who was authorized by him in this regard, has been clarified to the Employee and he has undertaken to strictly refrain therefrom.
15.For protection of the Company's confidential information, the Employee is required to execute and abide by the Company's Proprietary Information and Inventions Assignment Agreement in the form attached hereto as Exhibit "A", the terms and conditions of which are hereby incorporated herein by this reference.

16.All taxes and mandatory payments which are and/or will be applicable to the Salary and all other payments and benefits to which the Employee is entitled by virtue of this Agreement and/or of the relationship between the parties resulting therefrom, during the term of his employment with the Company and following its termination, will apply to and be paid by the Employee. The Company will deduct such taxes and mandatory payments at source, inasmuch as the law imposes such a duty on it.
17.Either the Employee or the Company will have the right to terminate the employment at any time for any reason whatsoever, by giving the other party prior written notice (the "Prior Written Notice") as follows:
17.1During the first three (3) months after the Commencement Date, a Prior Written Notice of one day per each month of employment.
17.2From and after the forth month after the Commencement Date, a Prior Written Notice of thirty (30) days.
The Company shall be entitled however, to terminate the employment of the Employee without giving the Employee a Prior Written Notice in the event that termination is made under circumstances entitling an employer, under law, to terminate an employee's employment without prior notice.
In addition the Company reserves the right to terminate the employment without such Prior Written Notice, provided it shall pay the Employee a sum equal to his Salary for the relevant period of notice or the unexpired portion if notice has already been given by either party.
During such period of notice the Employee agrees to comply with the Company's conditions as it may specify in relation to attending at, or remaining away from, the place of business of the Company.
18.Upon termination of the employment, the Employee is obliged to return to the Company all equipment and property belonging to the Company that is in his possession, under his control or given to him, and to assist the Company in the smooth transition of his duties hereunder.
19.This Agreement is a special personal agreement, and the Employee has undertaken towards the Company not to disclose any of its provisions to other employees of the Company or any of its affiliates.
20.For the avoidance of any doubt, this agreement shall constitute a notice to the employee, as required under the Notice to the Employee Law, 5762-2002 and the regulations thereof.
21.This Agreement (including, for the removal of doubt, its exhibits) represents the entire agreement between the parties relating to the subject matter hereof, and exhausts all that has been agreed in connection with the employment of the Employee by the Company. Aside from what has been stated above, the Employee will not be entitled to any further or other payment and to any additional right of any kind in relation to or deriving from his employment with the Company.
The Salary and other benefits in this Agreement were fixed based on the assumption that no other agreement or arrangement applies, aside from this Agreement, to the work relations between the parties. Therefore if, notwithstanding the foregoing, a competent court and/or any other judicial body rules, at any time in the future, that the

Employee is entitled, by virtue of any agreement and/or collective bargaining arrangement, to rights in excess of what has been stated herein, the Employee's Salary and the rest of the benefits to which he is entitled hereunder, will be altered such that they will reflect what is owing pursuant to the said agreement and/or arrangement, in such manner that the Employee's Salary and the benefits to which he is entitled will be fixed solely according to that arrangement and/or agreement, retroactively from the beginning of his work with the Company. In such case, the settling of accounts deriving from the foregoing will be carried out and the parties will act in accordance with its results. The Company will be entitled to set-off the amounts owing to it as a result of the said settling of accounts from any payments the Employee will be entitled to receive from it.
22.The preamble and the exhibits to this Agreement constitute integral part hereof. In this Agreement, words denoting one gender include all genders.
23.This Agreement shall be governed and construed by the internal laws of Israel without giving effect to its choice of laws principles, and the competent courts in Tel Aviv - Jaffa, Israel, shall have sole and exclusive jurisdiction over any dispute arising from, or in connection with this Agreement. Notwithstanding the above, nothing herein shall prevent the Company from seeking and obtaining injunctive relief through the courts of any other jurisdiction, at law or in equity, in order to protect the Company's intellectual property rights and/or confidential information and/or in respect of any breach of the terms of this Agreement by the Employee.
IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.
/s/ ORI LAHAV         /s/ ASAF PORAT
    Outbrain Israel Ltd.    Asaf Porat
        (Employee)
    Name: Asaf Porat
    ID#: [Israeli ID number]
    Address: [home address]

Exhibit A
PROPRIETARY INFORMATION AND
INVENTIONS ASSIGNMENT AGREEMENT
This Proprietary Information and Inventions Agreement (the "Agreement") is entered into by and between the undersigned employee ("you") and Outbrain Israel Ltd., a corporation organized and existing under the laws of the State of Israel (the "Company").
RECITALS
A.You desire to be employed by the Company and the Company desires to employ you.
B.You acknowledge that the Company operates in a competitive environment and that the Company enhances its opportunities to succeed by establishing certain policies, including those included in this Agreement.
C.This Agreement is designed to make clear that you will maintain the confidentiality of the Company's confidential information, will use such confidential information for the exclusive benefit of the Company and will avoid using same for any other purpose, relevant inventions that you create will be owned by the Company, and your prior and continuing activities separate from the Company will not conflict with the Company's development of its proprietary rights, and when and if your employment with the Company terminates, you will not use your prior position with the Company to the detriment of the Company.
D.You further acknowledge that the restrictions set forth in this Agreement are reasonable and necessary for the protection of the Company's legitimate business interests.
For good and valuable consideration, including compensation to be paid to you as an employee of the Company, you agree that:
1.Provisions Related to Confidential Information.
1.1Definition of Confidential Information.
As used in this Agreement, the term "Confidential Information" means any information of a confidential or proprietary nature regarding the Company or the Company Group (as defined below), their business or properties, that the Company has furnished or furnishes to you, whether before or after the date of this Agreement, or is or becomes available to you by virtue of your employment by the Company, whether tangible or intangible, and in whatever form or medium provided, as well as all information you create that contains, reflects, is based upon or derived from such information. The term, "Confidential Information" shall include, without limitation, customer lists, customer requirements and specifications, financial data, sales figures, costs and pricing figures, marketing and other business plans, product development, marketing concepts, personnel matters, drawings, specifications, instructions, methods, processes, techniques, formulas or any other information relating to the Company Group's services, products, sales, technology, research data and all other know-how, trade secrets or proprietary information, or any copies, elaborations, modifications and adaptations thereof, which have not been published or disclosed to, and are not otherwise known to, the public.
1.2Employee's Undertaking
You agree and undertake that both during your employment by the Company and at all times thereafter, you will not, except as required to effectively and appropriately perform your duties to the benefit of the Company, directly or indirectly, use or disclose, without the prior written consent of the Company, any Confidential Information of the Company or its affiliates worldwide (the "Company Group"). You also agree and undertake to cooperate with the Company and use your best efforts to prevent the unauthorized disclosure, use or reproduction of all Confidential Information.
1.3Obligations to Third Parties.
In the event that the Company is bound by a confidentiality agreement or understanding with a customer, vendor, supplier or other party regarding the confidential information of such customer, vendor, supplier or other party, which is more restrictive than specified above in this Section 1, and of which you have notice or are aware, the provisions of such other confidentiality agreement shall be binding upon you in addition to, and shall not be superseded by, the provisions of this Section 1.
1.4Return of Confidential Information.
You further agree and undertake that upon the termination of your employment with the Company for any reason or at any other time upon Company's first request, you shall promptly deliver to the Company, without retaining any copies thereof, all tangible, written, graphical, machine readable and other materials, regardless of how stored or maintained (including all copies) in your possession or under your control containing or disclosing Confidential Information, including, without limitation, all notes, memoranda, records, files and other documents.
2.Non-Solicitation.
You agree and undertake that during the period of your employment with the Company, and for a period of twelve (12) months following your termination of employment with the Company for whatever reason, you shall not, directly or through another person or entity:
solicit, encourage or otherwise aid any employee of the Company or the Company Group to leave the employ of the Company or the Company Group for the purpose of becoming associated with any business with which you intend to be, or are then, associated, or which directly competes with any of the Company's or the Company Group's businesses;

retain, hire, engage, solicit or induce any supplier of any product or service to, or vendor (whether as a wholesaler, distributor, agent, commission agent, employee or otherwise) of the Company or the Company Group to terminate, reduce or refrain from renewing or extending his, her or its contractual or other relationship with the Company or the Company Group; or
solicit, induce, contact or persuade any Customer (as defined below) of the Company or the Company Group to terminate, reduce or refrain from renewing or extending its contractual or other relationship with the Company or the Company Group in regard to the purchase of products or services developed, marketed or sold by the Company or the Company Group, or to become a customer of or enter into any contractual or other relationship with you or any other individual, person or entity in regard to the purchase of any such products or services.
For purposes of this Agreement, "Customer" shall mean any company or individual: (1) who contacted you, whom you contacted or served, or for whom you supervised contact or service regarding the purchase of Company or Company Group products or services during the period of your employment by the Company; and/or (2) who purchased products or services from the Company or the Company Group during the period of your employment by the Company.
3.Non-Compete.
You agree and undertake that during the period of your employment with the Company, and for a period of twelve (12) months following your termination of employment with the Company for whatever reason, you shall not, directly or through another person or entity, provide services (whether as an employee, consultant or otherwise) nor support any other activity that may be competitive with any of the Company's or the Company Group's businesses or impose a conflict of interest with such businesses. Without derogating from any of the above, it is hereby clarified that in this Section the term "Company's Group" refers to the Company and Outbrain, Inc.
4.Other Agreements; Warranties.
Except as set forth on Appendix A hereto, you warrant that you are not bound by the terms of a confidentiality agreement or non-competition agreement or any other agreement with a former employer or other third party which would preclude you from accepting employment by the Company or which would preclude you from effectively performing your duties for the Company. You further warrant that except as identified on Appendix A hereto, you have the right to make all disclosures that you will make to the Company during the course of your employment by the Company. You agree and undertake that you shall not disclose to the Company, or seek to induce the Company to use, any confidential information in the nature of trade secrets or other proprietary information belonging to others. You further agree and undertake to provide the Company with a copy of any and all agreements with a former employer or other third party which may limit your right to work for, or to make disclosures to, the Company.

5.Company's Intellectual Property Rights.
5.1Company Ownership.
You agree and undertake that all work, materials (tangible and intangible) and products produced, developed, created or completed by you on behalf of the Company during the course of your employment by the Company shall be wholly owned, and all copyright rights therein to be held, by the Company. To the extent that any such copyrightable works may not, by operation of law or this Agreement, wholly owned by the Company, you agree and undertake to and hereby do assign to the Company or its designees ownership of all copyright rights in those works. The Company shall have the right to obtain and hold in its own name copyrights, registrations and similar protection which may be available for those works. You agree and undertake to give the Company or its designees all assistance it may reasonably require to secure or protect those rights.
5.2    Company's Proprietary Rights.
You agree and undertake that all discoveries, developments, ideas, improvements, modifications, innovations, inventions, processes, programs, operating instructions, manuals, documentation, discs, tapes, written materials, systems, techniques, hardware, software, test procedures or other things, whether or not patentable (referred to herein as "Inventions"), that are made, conceived or reduced to practice by you, while employed by the Company, solely or with others, whether or not during working hours or on the Company's premises, and that (i) relate to the Company's business activities or actual or demonstrably anticipated research or development or a reasonable or contemplated expansion thereof, (ii) result from any work performed by you for the Company, (iii) are developed on the Company's time or using the Company's equipment, supplies, facilities or trade secret information, or (iv) are based upon or are related to trade secrets and other confidential information of the Company or the Company Group, shall be the property of, and shall promptly be disclosed by you to, the Company.
5.3    Cooperation.
You agree and undertake that, at any time during or after your employment with the Company, you shall, without further compensation but at the Company's sole expense, sign all papers and cooperate in all other acts reasonably required to secure or protect the Company's rights in all such property identified in subsections (a) and (b) above, including without limitation executing written assignments therefore and applying for, obtaining and enforcing copyrights or patents thereon in any and all countries. In the event that you are unable or unavailable or shall refuse to sign any lawful or necessary documents required in order for the Company to apply for and obtain any copyright or patent with respect to any work performed by you under this Agreement (including applications or renewals, extensions, divisions or continuations), you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agents and attorneys-in-fact to act for and in your behalf, and in your place and stead, to execute and file any such applications or documents and to do all other lawfully permitted acts to further the prosecution and issuance of copyrights and patents with respect to such new developments with the same legal force and effect as if executed by you.

6.Enforcement/Remedies.
You understand and acknowledge that a breach of the provisions of this Agreement would injure the Company irreparably in a way which could not be adequately compensated for by an award of monetary damages. You therefore agree and undertake that in the event of any breach or threatened breach by you, you shall be subject to disciplinary action up to and including termination by the Company, and the Company shall be entitled to an injunction, without bond, restraining such breach, as well as costs and attorneys' fees relating to any such proceeding or any other legal action taken to enforce the Company's rights under the Agreement. Nothing herein shall be construed, however, as prohibiting the Company from pursuing other available remedies or recovering on any claim for damages for such breach or threatened breach.
7.Governing Law; Jurisdiction.
The parties agree that this Agreement shall be governed and construed by and in accordance with the laws of Israel, without reference to its principles of the conflicts of laws, and the competent courts in Tel Aviv-Jaffa, Israel, shall have sole and exclusive jurisdiction over every dispute arising from, or in connection with this Agreement. The foregoing notwithstanding, nothing herein shall prevent the Company from seeking injunctive relief through the courts of any other jurisdiction at law or in equity, in order to protect Company's rights in connection with any breach of the terms of this Agreement by you.
8.Effectiveness of Agreement.
It is being clarified that to the extent that you have started to be employed by the Company prior to the date of this Agreement, this Agreement shall apply from the date of the start of your employment by the Company. In addition, you understand that even after you cease to be employed by the Company, the Company will be depending on you to continue to protect the Confidential Information and continue to honor your obligations concerning Inventions and non solicitation and non competition contained herein, and you undertake to act accordingly.
9.Not Employment Agreement.
Nothing in this Agreement creates any right to you to be employed by or to provide services to the Company.
10.Severability.
Each provision of this Agreement will be treated as a separate and independent clause, and the unenforceability of any one provision will in no way impair the enforceability of any other provision. If any provision is held to be unenforceable, such provision will be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable.

11.Assignment.
The provisions of this Agreement shall inure to the benefit of the successors and assigns of the Company.
12.Entire Agreement/Waiver.
This Agreement represents the entire understanding of the parties with respect to its subject matter, and no modification or waiver of any provision hereof shall be valid unless made in writing and signed by the parties hereto.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

Outbrain Israel Ltd. /s/ ORI LAHAV	27/3/14 Date
EMPLOYEE /s/ ASAF PORAT Asaf Porat	27/3/14 Date

APPENDIX A

You are subject to the following agreement (see Section 4 of this Agreement; If not applicable please write N/A or leave blank):

You do not have the right to make disclosures to the Company regarding the following (See Section 4 of this Agreement; If not applicable please write N/A or leave blank):

ACKNOWLEDGED BY:
27/3/14                     /s/ ASAF PORAT
Date                        Asaf Porat (Employee)